Exhibit 99

FOR IMMEDIATE RELEASE

Contacts: John Hulbert, Investors, (612) 761-6627

Eric Hausman, Financial Media, (612) 761-2054

Target Media Hotline, (612) 696-3400

Target Announces Third Quarter Earnings

Results Reflect Income Tax Benefit

MINNEAPOLIS (Nov. 17, 2010) — Target Corporation (NYSE:TGT) today reported net earnings of $535 million for the quarter ended October 30, 2010, compared with $436 million in the quarter ended October 31, 2009. Earnings per share in the third quarter increased 28.5 percent to 74 cents from 58 cents in the same period a year ago. All earnings per share figures refer to diluted earnings per share.

“We’re pleased with Target’s third quarter financial performance, and we are well-positioned for the fourth quarter,” said Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation. “We’ve built our holiday season plans to create excitement and provide our guests unbeatable value. In addition, our guests can save more than ever with our new 5% REDcard rewards program. Based on our merchandising and marketing plans, combined with the expected impact of REDcard rewards and our newly completed remodel program, we expect Target’s fourth quarter comparable-store performance will be the best of any quarter in the last three years.”

Retail Segment Results

Sales increased 3.0 percent in the third quarter to $15.2 billion in 2010 from $14.8 billion in 2009, due to a 1.6 percent increase in comparable-store sales combined with the contribution from new stores. Retail segment earnings before interest expense and income taxes (EBIT) were $816 million in third quarter 2010, an increase of 3.2 percent from $791 million in 2009.

—more —

Third quarter EBITDA and EBIT margin rates were 8.8 percent and 5.4 percent, respectively, compared with 9.0 percent and 5.3 percent in 2009. These changes were the result of a modest decline in the gross margin rate, offset by favorability in the selling, general and administrative (SG&A) expense rate and the depreciation and amortization (D&A) expense rate.

Third quarter gross margin rate was 30.6 percent, down from 30.8 percent in 2009. The impact of sales mix on gross margin rate was essentially neutral, as sales increased at a similar pace in both higher-margin and lower-margin categories.

Third quarter SG&A expense rate was 21.8 percent, down from 21.9 percent in 2009.

Credit Card Segment Results

Third quarter segment profit increased to $130 million from $60 million a year ago, as bad debt expense declined 64 percent from $301 million in third quarter 2009 to $110 million this year.

Third quarter average receivables decreased 16.3 percent to $6.9 billion in 2010 from $8.2 billion in 2009. Average receivables directly funded by Target increased in the third quarter to $2.8 billion from $2.7 billion in 2009.

Annualized segment pre-tax return on invested capital was 18.5 percent in the third quarter 2010, compared with 9.0 percent a year ago.

Interest Expense and Taxes

Net interest expense for the quarter increased $3 million from third quarter 2009, driven by a higher average portfolio interest rate, partially offset by lower average debt balances reflecting lower average credit card receivables.

The company’s effective tax rate for the third quarter was 30.8 percent in 2010, down from 36.1 percent in 2009, primarily as a result of the favorable resolution of various state

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income tax matters which increased earnings per share by approximately 6 cents in third quarter 2010.

Share Repurchase

In third quarter 2010, under the share repurchase program originally announced in November 2007 and resumed in January 2010, the company repurchased 15.2 million shares of its common stock at an average price of $52.29, for a total investment of $793 million.

Program-to-date through the end of third quarter 2010, the company has acquired 143.8 million shares of its common stock at an average price per share of $51.55, reflecting a total investment of $7.4 billion.

Miscellaneous

Target Corporation will webcast its third quarter earnings conference call at 9:30am CST today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “events + presentations” and then “archives + webcasts”). A telephone replay of the call will be available beginning at approximately 11:30am CST today through the end of business on November 19, 2010. The replay number is (800) 642-1687 (passcode: 49646072).

The statement on expected sales performance is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially.  The most important risks and uncertainties are described in the Risk Factors sections of the company’s Form 10-K for the fiscal year ended January 30, 2010 and the Form 10-Q for the fiscal quarter ended July 31, 2010.

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About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,752 stores in 49 states nationwide and at Target.com. In addition, the company operates a credit card segment that offers branded proprietary credit card products. Since 1946, Target has given 5 percent of its income through community grants and programs; today, that giving equals more than $3 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/hereforgood.

For more information, visit Target.com/Investors and Target.com/Pressroom.

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(Tables Follow)

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TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
	October 30,	October 31,		October 30,	October 31,
(millions, except per share data)	2010	2009	Change	2010	2009	Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Sales	$15,226	$14,789	3.0%	$45,509	$43,717	4.1%
Credit card revenues	379	487	(22.1)	1,220	1,459	(16.4)
Total revenues	15,605	15,276	2.2	46,729	45,176	3.4
Cost of sales	10,562	10,229	3.3	31,267	30,080	3.9
Selling, general and administrative expenses	3,345	3,255	2.8	9,749	9,405	3.7
Credit card expenses	198	381	(48.0)	693	1,153	(39.9)
Depreciation and amortization	533	537	(0.6)	1,545	1,487	3.9
Earnings before interest expense and income taxes	967	874	10.6	3,475	3,051	13.9
Net interest expense
Nonrecourse debt collateralized by credit card receivables	20	23	(14.4)	64	74	(13.6)
Other interest expense	175	168	3.8	505	517	(2.3)
Interest income	(1)	—	209.0	(2)	(3)	(33.6)
Net interest expense	194	191	1.4	567	588	(3.6)
Earnings before income taxes	773	683	13.2	2,908	2,463	18.1
Provision for income taxes	238	247	(3.5)	1,023	911	12.3
Net earnings	$535	$436	22.6%	$1,885	$1,552	21.4%
Basic earnings per share	$0.75	$0.58	28.8%	$2.59	$2.06	25.3%
Diluted earnings per share	$0.74	$0.58	28.5%	$2.57	$2.06	24.7%
Weighted average common shares outstanding
Basic	715.4	751.8		728.8	752.0
Diluted	721.0	755.7		734.4	754.3

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	October 30,	January 30,	October 31,
(millions)	2010	2010	2009
	(unaudited)		(unaudited)
Assets
Cash and cash equivalents, including marketable securities of $349, $1,617 and $273	$936	$2,200	$864
Credit card receivables, net of allowance of $775, $1,016 and $1,025	5,955	6,966	7,023
Inventory	9,550	7,179	9,382
Other current assets	1,905	2,079	2,314
Total current assets	18,346	18,424	19,583
Property and equipment
Land	5,891	5,793	5,754
Buildings and improvements	23,101	22,152	22,250
Fixtures and equipment	4,908	4,743	4,732
Computer hardware and software	2,461	2,575	2,599
Construction-in-progress	448	502	291
Accumulated depreciation	(11,219)	(10,485)	(10,035)
Property and equipment, net	25,590	25,280	25,591
Other noncurrent assets	1,013	829	805
Total assets	$44,949	$44,533	$45,979
Liabilities and shareholders’ investment
Accounts payable	$7,761	$6,511	$7,641
Accrued and other current liabilities	3,179	3,120	3,117
Unsecured debt and other borrowings	814	796	577
Nonrecourse debt collateralized by credit card receivables	36	900	1,063
Total current liabilities	11,790	11,327	12,398
Unsecured debt and other borrowings	11,737	10,643	11,432
Nonrecourse debt collateralized by credit card receivables	3,943	4,475	4,463
Deferred income taxes	814	835	804
Other noncurrent liabilities	1,786	1,906	1,911
Total noncurrent liabilities	18,280	17,859	18,610
Shareholders’ investment
Common stock	59	62	63
Additional paid-in capital	3,128	2,919	2,866
Retained earnings	12,254	12,947	12,559
Accumulated other comprehensive loss	(562)	(581)	(517)
Total shareholders’ investment	14,879	15,347	14,971
Total liabilities and shareholders’ investment	$44,949	$44,533	$45,979
Common shares outstanding	707.9	744.6	752.2

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Nine Months Ended
	October 30,	October 31,
(millions)	2010	2009
	(unaudited)	(unaudited)
Operating activities
Net earnings	$1,885	$1,552
Reconciliation to cash flow
Depreciation and amortization	1,545	1,487
Share-based compensation expense	77	72
Deferred income taxes	249	451
Bad debt expense	445	900
Loss/impairment of property and equipment, net	12	85
Other non-cash items affecting earnings	128	44
Changes in operating accounts providing/(requiring) cash
Accounts receivable originated at Target	241	190
Inventory	(2,371)	(2,677)
Other current assets	(187)	(251)
Other noncurrent assets	(118)	27
Accounts payable	1,250	1,303
Accrued and other current liabilities	(141)	(148)
Other noncurrent liabilities	(163)	(8)
Cash flow provided by operations	2,852	3,027
Investing activities
Expenditures for property and equipment	(1,607)	(1,440)
Proceeds from disposal of property and equipment	36	25
Change in accounts receivable originated at third parties	325	(29)
Other investments	(70)	10
Cash flow required for investing activities	(1,316)	(1,434)
Financing activities
Additions to long-term debt	997	—
Reductions of long-term debt	(1,450)	(1,255)
Dividends paid	(432)	(369)
Repurchase of stock	(2,055)	—
Stock option exercises and related tax benefit	133	31
Other	7
Cash flow required for financing activities	(2,800)	(1,593)
Net (decrease)/increase in cash and cash equivalents	(1,264)	—
Cash and cash equivalents at beginning of period	2,200	864
Cash and cash equivalents at end of period	$936	$864

Subject to reclassification

TARGET CORPORATION

Retail Segment

Retail Segment Results

	Three Months Ended			Nine Months Ended
	October 30,	October 31,		October 30,	October 31,
(millions) (unaudited)	2010	2009	Change	2010	2009	Change
Sales	$15,226	$14,789	3.0%	$45,509	$43,717	4.1%
Cost of sales	10,562	10,229	3.3	31,267	30,080	3.9
Gross margin	4,664	4,560	2.3	14,242	13,637	4.4
SG&A expenses(a)	3,319	3,236	2.6	9,689	9,345	3.7
EBITDA	1,345	1,324	1.6	4,553	4,292	6.1
Depreciation and amortization	529	533	(0.8)	1,532	1,476	3.8
EBIT	$816	$791	3.2%	$3,021	$2,816	7.3%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) Loyalty Program discounts are recorded as reductions to sales in our Retail Segment.  Effective with the October 2010 nationwide launch of our new 5% REDcard Rewards loyalty program, we changed the formula under which our Credit Card segment reimburses our Retail Segment to better align with the attributes of the new program.  In the three months and nine months ended October 30, 2010, these reimbursed amounts were $26 million and $60 million, respectively, compared with $19 million and $59 million in the corresponding periods in 2009.  In all periods these amounts were recorded as reductions to SG&A expenses within the Retail Segment and increases to operations and marketing expenses within the Credit Card Segment.

Retail Segment Rate Analysis

	Three Months Ended		Nine Months Ended
	October 30,	October 31,	October 30,	October 31,
(unaudited)	2010	2009	2010	2009
Gross margin rate	30.6%	30.8%	31.3%	31.2%
SG&A expense rate	21.8%	21.9%	21.3%	21.4%
EBITDA margin rate	8.8%	9.0%	10.0%	9.8%
Depreciation and amortization expense rate	3.5%	3.6%	3.4%	3.4%
EBIT margin rate	5.4%	5.3%	6.6%	6.4%

Retail Segment rate analysis metrics are computed by dividing the applicable amount by sales.

Comparable-Store Sales

	Three Months Ended		Nine Months Ended
	October 30,	October 31,	October 30,	October 31,
(unaudited)	2010	2009	2010	2009
Comparable-store sales	1.6%	(1.6)%	2.0%	(3.9)%
Drivers of changes in comparable-store sales:
Number of transactions	2.1%	0.6%	2.3%	(1.1)%
Average transaction amount	(0.5)%	(2.2)%	(0.2)%	(2.8)%
Units per transaction	3.0%	(1.6)%	2.1%	(2.4)%
Selling price per unit	(3.3)%	(0.6)%	(2.2)%	(0.4)%

The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior year periods of equivalent length.

REDcard Penetration

	Three Months Ended		Nine Months Ended
	October 30,	October 31,	October 30,	October 31,
(unaudited)	2010	2009	2010	2009
Target Credit Penetration	4.9%	5.1%	4.7%	5.2%
Target Debit Penetration	0.6%	0.4%	0.5%	0.4%
Total Store REDcard Penetration	5.5%	5.5%	5.2%	5.6%

Represents the percentage of Target store sales that are paid for using REDcards.

Number of Stores and Retail Square Feet

	Number of Stores			Retail Square Feet(a)
	October 30,	January 30,	October 31,	October 30,	January 30,	October 31,
(unaudited)	2010	2010	2009	2010	2010	2009
Target general merchandise stores	1,501	1,489	1,491	189,354	187,449	187,481
SuperTarget stores	251	251	252	44,504	44,492	44,645
Total	1,752	1,740	1,743	233,858	231,941	232,126

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Credit Card Segment

Credit Card Segment Results

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	October 30, 2010		October 31, 2009		October 30, 2010		October 31, 2009
	Amount	Annualized	Amount	Annualized	Amount	Annualized	Amount	Annualized
(millions) (unaudited)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)
Finance charge revenue	$315	18.4%	$365	17.8%	$989	18.4%	$1,097	17.4%
Late fees and other revenue	38	2.2	92	4.5	152	2.8	270	4.3
Third party merchant fees	26	1.5	30	1.5	79	1.5	92	1.5
Total revenues	379	22.1	487	23.8	1,220	22.7	1,459	23.1
Bad debt expense	110	6.4	301	14.7	445	8.3	900	14.3
Operations and marketing expenses(a)	114	6.7	99	4.8	307	5.7	312	4.9
Depreciation and amortization	5	0.3	4	0.2	14	0.3	11	0.2
Total expenses	229	13.4	404	19.7	766	14.3	1,223	19.4
EBIT	150	8.8	83	4.1	454	8.4	236	3.7
Interest expense on nonrecourse debt collateralized by credit card receivables	20		23		64		74
Segment profit	$130		$60		$390		$162
Average gross credit card receivables funded by Target(b)	$2,811		$2,677		$2,705		$2,910
Segment pretax ROIC(c)	18.5%		9.0%		19.2%		7.4%

(a) Loyalty Program discounts are recorded as reductions to sales in our Retail Segment.  Effective with the October 2010 nationwide launch of our new 5% REDcard Rewards loyalty program, we changed the formula under which our Credit Card segment reimburses our Retail Segment to better align with the attributes of the new program.  In the three months and nine months ended October 30, 2010, these reimbursed amounts were $26 million and $60 million, respectively, compared with $19 million and $59 million in the corresponding periods in 2009.  In all periods these amounts were recorded as reductions to SG&A expenses within the Retail Segment and increases to operations and marketing expenses within the Credit Card Segment.

(b) Amounts represent the portion of average gross credit card receivables funded by Target. These amounts exclude $4,048 million and $4,461 million for the three and nine months ended October 30, 2010, respectively, and $5,520 million and $5,508 million for the three and nine months ended October 31, 2009, respectively of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate equals our segment profit divided by average gross credit card receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

Spread Analysis - Total Portfolio

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	October 30, 2010			October 31, 2009			October 30, 2010			October 31, 2009
	Yield			Yield			Yield			Yield
	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$150	8.8	%(b)	$83	4.1	%(b)	$454	8.4	%(b)	$236	3.7	%(b)
LIBOR(a)		0.3%			0.3%			0.3%			0.3%
Spread to LIBOR(c)	$146	8.5	%(b)	$78	3.8	%(b)	$439	8.1	%(b)	$213	3.4	%(b)

(a) Balance-weighted average one-month LIBOR

(b) As a percentage of average gross credit card receivables.

(c) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

Receivables Rollforward Analysis

	Three Months Ended			Nine Months Ended
	October 30,	October 31,		October 30,	October 31,
(millions) (unaudited)	2010	2009	Change	2010	2009	Change
Beginning gross credit card receivables	$6,988	$8,293	(15.7)%	$7,982	$9,094	(12.2)%
Charges at Target	811	799	1.5	2,295	2,445	(6.2)
Charges at third parties	1,409	1,648	(14.5)	4,357	5,080	(14.2)
Payments	(2,643)	(2,870)	(7.9)	(8,350)	(9,071)	(8.0)
Other	165	178	(7.1)	446	500	(10.9)
Period-end gross credit card receivables	$6,730	$8,048	(16.4)%	$6,730	$8,048	(16.4)%
Average gross credit card receivables	$6,859	$8,197	(16.3)%	$7,166	$8,418	(14.9)%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	4.9%	6.5%		4.9%	6.5%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	3.5%	4.6%		3.5%	4.6%

Allowance for Doubtful Accounts

	Three Months Ended			Nine Months Ended
	October 30,	October 31,		October 30,	October 31,
(millions) (unaudited)	2010	2009	Change	2010	2009	Change
Allowance at beginning of period	$851	$1,004	(15.3)%	$1,016	$1,010	0.6%
Bad debt provision	110	301	(63.5)	445	900	(50.6)
Net write-offs(a)	(186)	(280)	(33.7)	(686)	(885)	(22.5)
Allowance at end of period	$775	$1,025	(24.4)%	$775	$1,025	(24.4)%
As a percentage of period-end gross credit card receivables	11.5%	12.7%		11.5%	12.7%
Net write-offs as a percentage of average gross credit card receivables (annualized)	10.9%	13.7%		12.8%	14.0%

(a) Net write-offs include the principal amount of losses (excluding accrued and unpaid finance charges) less current period principal recoveries.

Subject to reclassification